Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement of Surety Holdings Corp. on Form S-8 of our report dated March 15, 2002, except for the last paragraph of Note 11, which is as of March 29, 2002, on our audits of the consolidated financial statements of Surety Holdings Corp. as of December 31, 2001 and for the years ended December 31, 2001 and 2000, which report is included in the Annual Report on Form 10-KSB of Surety Holdings Corp. for the year ended December 31, 2001.


                                     /s/ Rothstein, Kass & Company, P.C.



Roseland, New Jersey
January 17, 2003